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EXHIBIT 99.1

Agreement of Joint Filing

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them with the Securities and Exchange Commission a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Xerium Technologies, Inc. and further agree that this Agreement of Joint Filing be included as an Exhibit to such joint filing. This Agreement of Joint Filing may be executed in counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge and agree that each shall be responsible for the completeness and accuracy of the information concerning such person or entity contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: April 11, 2018

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
By:	Barington Companies Investors, LLC, its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.
By:	LNA Capital Corp., its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

Page 25 of 30 Pages

LNA CAPITAL CORP.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

/s/ James A. Mitarotonda
James A. Mitarotonda

HILCO INC.

By:	/s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Secretary

/s/ Jeffery B. Hecktman
Jeffery B. Hecktman

1 NBL EH, LLC

By:	/s/ Joseph R. Gromek
Name: Joseph R. Gromek
Title: Managing Member

/s/ Joseph R. Gromek
Joseph R. Gromek

/s/ Michelle G. Applebaum
Michelle G. Applebaum